UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On January 5, 2017 the Company entered into a financing arrangement set forth in that certain Convertible Note Amendment Agreement (the “Amendment Agreement”) with five accredited investors (the “Investors”), whereby the Company and the Investors (collectively, the “Parties”) agreed to the following:

(A) The Parties agreed to amend, in the form of that certain Amendment No. 1 to the 10% OID Secured Convertible Note (the “Note Amendment”), fourteen separate notes held by the Investors with a total face value of $662,000 comprised as follows: (i) $168,000 of face amount was dated April 27, 2015 and was due on October 27, 2015; (ii) $231,000 of face amount was dated August 27, 2015 and due on February 27, 2016; (iii) $165,000 of face amount was dated April 26, 2016 and was due on October 27, 2016; (iv) $65,000 of face amount was dated August 26, 2016 and is due on February 26, 2017; and (v) $33,000 of face amount was dated October 11, 2016 and is due on April 11, 2017 (the “Original Notes”). The balance as of January 1, 2017 of these Original Notes, including all interest, was $769,664.12. Of these Original Notes, which are secured by all the assets of the Company including all of its intellectual property and perfected by a UCC filing with the California Secretary of State, $564,000 of face amount was in default. As part of the Amendment Agreement, the Investors agreed to extend the maturity date of all the Original Notes to August 31, 2017, and the Original Notes remain secured under the same terms as the Original Notes. Furthermore, as part of the Amendment Agreement, the conversion provisions of the Original Notes were amended from an optional conversion (to common shares at a price of $0.01 per share) to the following:

(1) Optional Conversion: Upon the closing by the Company of any common or preferred stock equity financing (an “Offering”) whereby the cumulative gross proceeds of all such Offerings is less than $2,500.000 (a “Non-Qualified Financing”), then some or all of the principal amount and accrued interest of the notes as amended may, at the option of an Investor, be converted into shares of stock of the Company that are sold at the close of such Non- Qualified Financing. When an Investor elects to so convert, the Investor shall receive the same consideration that is issued in the Non-Qualified Financing on the same terms and conditions as the other investors participating in the Non-Qualified financing except the Investor shall convert the principal and interest then due under the terms of the Note Amendment at the lower of (a) the price per share of the then current Non-Qualified Financing or (b) the average weighted price per share of all Non-Qualified Financings to date;

(2) Mandatory Conversion: Upon the closing by the Company of any Offering whereby the cumulative gross proceeds raised from all such Offerings is equal to or greater than $2,500,000 (a “Qualified Financing”), then, provided the notes are not in default, all of the principal and accrued interest then due shall be automatically converted into shares of stock of the Company that are sold at the closing of the Qualified Financing on the same terms and conditions as the other investors participating in the Qualified Financing, except that the Investors shall convert their principal and accrued interest at the lower of the (a) the price per share of the Qualified Financing or (b) the average weighted price per share of all Offerings to date.

Should there an event of default under these amended notes, the Investors will have, in addition to all the other rights described in that certain Securities Purchaser Agreement, the right, at each Investor’s option, to convert the notes into common shares at $0.01 per share.

(B) The Parties agreed to amend, in the form of Amendment No. 1 to the Common Stock Purchase Warrants (the “Warrant Amendment”), the fifteen Common Stock Purchase Warrants (the “Original Warrants”) held by the Investors and issued to the Investors in connection with the issuance of the Original Notes. In aggregate, these fifteen Original Warrants gave to the Investors the right to purchase 66,500,000 common shares at a price of $0.01 per share. The Warrant Amendment reduces the number of shares of the Company’s common stock into which the Original Warrants to 16,625,000, a reduction of 75%. The exercise price remains at $0.01 per share. In consideration of this reduction of the number of common shares exercisable pursuant to the Original Warrants, the Company shall issue to the investors new convertible promissory notes in total principal amount of $124,687.50 in the same form as the Original Notes as amended by the Note Amendment (the “Additional Convertible Notes”). The Additional Convertible Notes accrue interest beginning on January 9, 2017 and are due August 31, 2017. They are secured by the UCC filing covering the Original Notes.

(C) The Investors agreed to lend the Company up to $200,000, in increments of $50,000, at the Company’s discretion (the “Additional Loans”), as long as the Original Notes are not in default. These loans will: (i) be evidenced by notes (the “Additional Notes”) in the form of the Original Notes as amended, (ii) be effective on the date of receipt of the Additional Loans by the Company, (iii) be due on August 31, 2017, and (iv) bear interest at 10% per annum. The Additional Notes shall have a face value of 118.75% of the funds actually advanced. The Additional Loans will be secured by a UCC filing on the Company’s assets. In addition, the Company shall issue a warrant in the form of the Original Warrants (as amended) granting the Investor the right to purchase, at $0.01 per share, that number of common shares of the Company equal to 25 times the number of dollars loaned.

The agreement to amend the notes and warrants and to loan additional monies to the Company, as described above, was dependent on the two officers of the Company—Chief Executive Officer Dane Medley and Chief Financial Officer Xavier Aguilera—agreeing to restate their respective employment agreement, which they both have done.

As part of his restated employment agreement, Mr. Medley waived all possible claims against the Company, accepted the title of President (and thereby dropping the Chief Executive Officer title), sold all his shares of Preferred Voting Stock (entitling him to 750,000,000 common-share-equivalent votes) back to the Company for a price of $60,000, and agreed to accept 4,000,000 Restricted Stock Units as soon as practical after a stock incentive plan that allows such issuances is approved. Mr. Medley’s compensation and severance package are also defined in his restated agreements.

As part of his restated employment agreement, Mr. Aguilera waived all possible claims against the Company and agreed to accept 2,000,000 Restricted Stock Units as soon as practical after a stock incentive plan that allows such issuances is approved. Mr. Aguilera’s compensation and severance package are also defined in his restated agreement.

It should be noted that, on December 14, 2016 and prior to the effective date of the Amendment Agreement, one of the 10% OID Secured Convertible Notes held by Investors, with in the face amount of $55,000 plus and interest due through the date of conversion, was converted into 7,074,700 common shares of the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Convertible Note Amendment Agreement

Exhibit 2. Form of Note as amended for Notes relating to reduction of warrants by 75 percent

Exhibit 3. Agreement to Replace Medley Employment Agreement

Exhibit 4. Agreement to Replace Aguilera Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

	By:	/s/ Dane Medley
	Name:	Dane Medley
	Title:	President
Date: January 12, 2017